Exhibit 10.1

In Puerto Real, on September 1st, 2023

GATHERED

On one side, Mr. Manuel Ignacio Díaz Charlo, of legal age, with NIF 34084001Y, residing at Puerto Real, Calle Portugal 2, acting on behalf and representation of the company SPORT CITY CÁDIZ S.L. with CIF B67957661 (hereinafter, PARENT COMPANY).

On the other side, Mr. Iván Contreras Torres, of legal age, with NIF 43516493X, residing at Cádiz, C/Estra Paseo de los Ingleses 4, acting on behalf and representation of the company SPORTECH CITY USA CORP with United States EIN 93-2959265 (hereinafter, SUBSIDIARY).

DECLARE

1.	That the SUBSIDIARY may require financial assistance during the initial months of the company’s existence.
2.	That the PARENT COMPANY has sufficient financial capacity to meet the needs of the SUBSIDIARY.
3.	That both parties, recognizing their necessary legal capacity, freely and mutually agree to the present CURRENT ACCOUNT CONTRACT, which will be governed by the following:

CLAUSES

First.- OBJECT

The LENDER grants the BORROWER a financing line with a maximum amount of 100,000.00 (ONE HUNDRED THOUSAND EUROS) euros.

Second.- DISBURSEMENTS

The SUBSIDIARY may request partial disbursements from the indicated maximum amount as needed.

Third.- OBLIGATIONS OF THE PARENT COMPANY

The obligation of the PARENT COMPANY is to provide the requested disbursements as soon as possible, initially set within three business days.

Fourth.- INTEREST

Given the very short-term nature of the financial operation, both parties agree that the daily final balance interest rate is set at 0%.

Fifth.- OBLIGATIONS OF THE SUBSIDIARY

Repayment of the disbursed amounts before December 31st, 2024.

Sixth.- CAPITALIZATION OPTION

At any time, the PARENT COMPANY may opt to convert this CURRENT ACCOUNT CONTRACT into a PARTICIPATORY LOAN (with the terms determined at the time of its formalization) or directly capitalize the outstanding debt at the price of the most recent capitalization operation signed by the SUBSIDIARY.

Eighth.- ASSIGNMENT

The partial or total assignment of the loan by the SUBSIDIARY to any third party is prohibited.

Tenth.- AMENDMENT

This contract may be amended at the initiative of either party, provided that an agreement is reached and signed by both parties.

Eleventh.- APPLICABLE LAW

The parties shall be governed by the provisions of this contract, primarily by its clauses and subsidiarily by the specific law on the matter.

Twelfth.- SUBMISSION TO COURTS

The parties submit any matters related to this contract to the Courts of First Instance of El Puerto de Santa María, reserving the right to expressly waive them at any time.

In proof of conformity with this contract, both parties sign in the place and on the date indicated in the heading.

Signed:	/s/ Iván Contreras Torres
THE SUBSIDIARY

Signed:	/s/ Manuel Ignacio Díaz Charlo
THE PARENT COMPANY